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                                                                     EXHIBIT 3.1

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 11:00 AM 05/03/2000
                                                          001224973 - 2493974

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 HARMONIC INC.


     The undersigned, Anthony J. Ley, does hereby certify that:

     1. He is the President of Harmonic Inc., a Delaware corporation (the "Corporation");

     2. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out the first paragraph of Article IV thereof and substituting in lieu of said paragraph the following new paragraph:

     "The Corporation is authorized to issue two classes of stock to be designated, respectively, Preferred Stock, par value $0.001 per share ("Preferred Stock"), and Common Stock, par value $0.001 per share ("Common Stock"). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is 5,000,000. The total number of shares of Common Stock that the Corporation shall have authority to issue is 150,000,000."

     3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by its President, on this 3rd day of May, 2000.

                                             HARMONIC INC.


                                             By:  /s/ ANTHONY J. LEY
                                                  ------------------------------
                                                  ANTHONY J. LEY
                                                  President & Chief Executive
                                                  Officer




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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 12:00 PM 05/30/1995
                                                          950118401 - 2493974

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           HARMONIC LIGHTWAVES, INC.


     The following Restated Certificate of Incorporation of Harmonic Lightwaves, Inc. (the "Corporation") (i) amends and restates the provisions of the Certificate of Incorporation of Harmonic Lightwaves, Inc. originally filed with the Secretary of State of the State of Delaware on March 29, 1995, and (ii) supersedes the original Certificate of Incorporation and all prior amendments and restatements thereto (if any) in their entirety.

                                   ARTICLE I

     The name of this corporation is Harmonic Lightwaves, Inc. (the "Corporation").

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     The Corporation is authorized to issue two classes of stock to be designated, respectively, Preferred Stock, par value $0.001 per share ("Preferred Stock"), and Common Stock, par value $0.001 per share ("Common Stock"). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is 5,000,000. The total number of shares of Common Stock that the Corporation shall have authority to issue is 50,000,000.

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, subject to limitations prescribed by law and the provisions of this article IV, to fix by resolution or resolutions the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

     A. The number of shares constituting that series and the distinctive designation of that series.

     B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series.

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          C.   Whether that series shall have the voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights.

          D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine.

          E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates.

          F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and the amount of such sinking funds.

          G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.

          H. Any other relative rights, preferences and limitations of that series.

     The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V

     The Corporation is to have perpetual existence.

                                   ARTICLE VI

          A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be designated in the Bylaws of the Corporation.

          B. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation.

          C. The directors of the Corporation need not be elected by written ballot unless a stockholder demands election by written ballot at a meeting of stockholders and before voting begins or unless the Bylaws of the Corporation so provide.


                                      -2-

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          D.   At the election of directors of the Corporation, each holder of
Common Stock shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

                                  ARTICLE VII

     A. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     B. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

     C. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII, in respect of any matter occurring, or any action, suit, claim or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

                                  ARTICLE VIII

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

     The Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended.

     IN WITNESS WHEREOF, the undersigned have executed this certificate on May 30, 1995.


                                        /s/ ANTHONY J. LEY
                                        ------------------------------------
                                        Anthony J. Ley, President


                                        /s/ JEFFREY D. SAPER
                                        ------------------------------------
                                        Jeffrey D. Saper, Secretary


                                      -3-


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     The undersigned certify under penalty of perjury that they have read the foregoing Restated Certificate of Incorporation and know the contents thereof, and that the statements therein are true.

     Executed at Palo Alto, California on May 30, 1995.


                                        /s/ ANTHONY J. LEY
                                        ------------------------------------
                                        Anthony J. Ley, President

                                        /s/ JEFFREY D. SAPER
                                        ------------------------------------
                                        Jeffrey D. Saper, Secretary